Exhibit 99.1

Lifeloc Reports 2021 Full Year Results

WHEAT RIDGE, Colo., February 22, 2022 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol testing devices, has announced financial results for the 2021 fiscal year ended December 31, 2021.

2021 Financial Highlights

Lifeloc Technologies posted annual net revenue of $7.054 million resulting in 2021 after tax profit of $676 thousand, or net income of $0.27 per diluted share. These results compare to net revenue of $6.357 million for 2020, with net loss of $922 thousand, or $(0.38) per diluted share. The 2021 results included a one-time gain of $936 thousand from the forgiveness of both the 2020 and 2021 Paycheck Protection Program loans through the SBA. Revenues for 2021 grew by 11% over 2020 sales, representing a partial recovery to pre-pandemic sales levels.

Lifeloc took advantage of continued low interest rates to secure a stable and low interest rate on our only debt, refinancing our building mortgage on September 30, 2021, replacing the prior 4.00% fixed rate (until October 2024) mortgage with a 2.95% mortgage fixed until September 2031. This refinancing was immediately cash flow positive, with all refinance costs to be recovered through interest savings by early 2023, while eliminating the significant 2024 interest rate change risk from the prior mortgage.

New platform LX9 and LT7 devices produced sales growth of 65% in 2021 versus 2020. The features and performance of the new L-series products have driven penetration by meeting previously unaddressable market needs, such as wider temperature ranges and fast customization that incorporates local languages. We expect that most L-series sales will be incremental to FC-series devices rather than displacing FC sales. The L-series devices are meeting the requirements of the most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors.

We continue to invest in the significant growth opportunities of alcohol monitoring and drug detection. The monitoring opportunity will be addressed primarily through the redesigned Real-Time Alcohol Detection and Reporting (R.A.D.A.R.®) device. Field testing of the redesigned R.A.D.A.R. 200 devices and integration with the monitoring system has been extensive and has required additional modifications before final release. The design has now been completed with several devices field tested by key customers and now has been released to sales. Several upgrades have been made to the reporting system including migration to the cloud for higher reliability and an entirely new enrollment app to automate the enrollment process.

Our most important goal remains the convergence of the global need for rapid detection of drugs of abuse with Lifeloc’s capability of building easy-to-use portable testing equipment. We intend to use the SpinDx™ technology platform, sometimes referred to as "Lab on a Disk", to develop a series of devices and tests that could be used at roadside, emergency rooms and in workplace testing to get a rapid and quantitative measure for a panel of drugs of abuse. The first test we intend to offer is the SpinDx device with disks for delta-9-THC detection from an oral fluid sample collected from a test subject. Then we intend to offer a device based on our recently updated LX9 breathalyzer to collect a sample for analysis from breath, which coupled with the SpinDx device will be our marijuana breathalyzer system.  We have improved the detection sensitivity for delta-9-THC as well as the robustness of the device. We are continuing to work on developing this system into a device that can be used for roadside testing, as well as other contexts requiring fast response. Additional personnel and new equipment resources have been committed to finalizing the development of the first products of the SpinDx technology platform.

“We saw some sales recovery in 2021 and we expect to see more in 2022, with many customers having deferred new equipment purchases during the pandemic,” commented Dr. Wayne Willkomm, President and CEO. “However, we are not just relying on pent up demand for sales growth, but instead our strong pipeline of recent and upcoming product releases will be the big driver. The Easycal® calibration station and the premium L-series devices are finding broad acceptance and the R.A.D.A.R. 200 devices have been released to sales. Revenue from these will all provide the continued funding to push the SpinDx product platform across the finish line to commercialization. We will see research and development expenses continue to rise in this final push, prioritizing substantial value creation over short-term profitability. We are hopeful that the SpinDx platform will begin making a revenue contribution by late 2022.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Easycal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.

Balance Sheets

ASSETS
	December 31,
CURRENT ASSETS:	2021	2020
Cash	$2,571,668	$2,195,070
Accounts receivable, net	562,092	523,603
Inventories, net	2,668,789	2,498,126
Income taxes receivable	0	220,657
Prepaid expenses and other	56,897	77,962
Total current assets	5,859,446	5,515,418

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	958,785	958,785
Training courses	432,375	432,375
Office equipment, software and space modifications	216,618	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	456,685	190,818
Less accumulated depreciation	(2,518,966)	(2,277,839)
Total property and equipment, net	2,588,028	2,563,288

OTHER ASSETS:
Patents, net	134,428	144,702
Deposits and other	163,480	164,798
Deferred taxes	204,449	148,142
Total other assets	502,357	457,642

Total assets	$8,949,831	$8,536,348

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$445,985	$333,851
Term loan payable, current portion	48,513	46,936
Paycheck Protection Program loan payable	—	465,097
Customer deposits	170,952	155,295
Accrued expenses	298,530	266,266
Deferred revenue, current portion	71,604	41,053
Reserve for warranty expense	46,500	46,500
Total current liabilities	1,082,084	1,354,998

TERM LOAN PAYABLE, net of current portion and debt issuance costs	1,267,551	1,277,531

DEFERRED REVENUE, net of current portion	6,430	3,177
Total liabilities	2,356,065	2,635,706

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

Common stock, no par value; 50,000,000 shares authorized, 2,454,116 shares outstanding	4,650,812	4,633,655
Retained earnings	1,942,954	1,266,987
Total stockholders' equity	6,593,766	5,900,642

Total liabilities and stockholders' equity	$8,949,831	$8,536,348

LIFELOC TECHNOLOGIES, INC.

Statements of Income

	Years Ended December 31,
REVENUES:	2021	2020
Product sales	$6,898,955	$6,122,348
Royalties	67,526	148,398
Rental income	87,949	85,956
Total	7,054,430	6,356,702

COST OF SALES	3,994,334	4,176,156

GROSS PROFIT	3,060,096	2,180,546

OPERATING EXPENSES:
Research and development	1,213,482	1,007,297
Sales and marketing	1,003,983	1,074,249
General and administrative	1,111,544	1,254,503
Total	3,329,009	3,336,049

OPERATING INCOME (LOSS)	(268,913)	(1,155,503)

OTHER INCOME (EXPENSE):
Forgiveness of Paycheck Protection loan	936,444	—
Interest income	3,401	14,294
Interest expense	(51,272)	(56,129)
Total	888,573	(41,835)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	619,660	(1,197,338)

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	56,307	275,408

NET INCOME (LOSS)	$675,967	$(921,930)

NET INCOME (LOSS) PER SHARE, BASIC	$0.28	$(0.38)

NET INCOME (LOSS) PER SHARE, DILUTED	$0.27	$(0.38)

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,518,895	2,454,116

Lifeloc Technologies, Inc.

Statements of Stockholders' Equity

	Years Ended December 31,
	2021	2020
Total stockholders' equity, beginning balances	$5,900,642	$6,792,221

Common stock (no shares issued during periods):
Beginning balances	4,633,655	4,603,304

Stock based compensation expense related to stock options	17,157	30,351
Ending balances	4,650,812	4,633,655

Retained earnings:
Beginning balances	1,266,987	2,188,917
Net income (loss)	675,967	(921,930)
Ending balances	1,942,954	1,266,987

Total stockholders' equity, ending balances	$6,593,766	$5,900,642

LIFELOC TECHNOLOGIES, INC.

Statements of Cash Flows

	Years Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2021	2020
Net income (loss)	$675,967	$(921,930)
Adjustments to reconcile net income (loss) to net cash provided from operating activities-

Forgiveness of Paycheck Protection loans	(936,444)	—
Depreciation and amortization	254,823	364,336
Provision for doubtful accounts, net change	(49,000)	24,000
Provision for inventory obsolescence, net change	(5,000)	20,000
Deferred taxes, net change	(56,307)	(61,484)
Reserve for warranty expense, net change	—	1,500

Stock based compensation expense related to stock options	17,157	30,351
Changes in operating assets and liabilities-
Accounts receivable	10,511	93,636
Inventories	(165,663)	(531,827)
Income taxes receivable	220,657	(213,907)
Prepaid expenses and other	21,065	(59,105)
Deposits and other	1,318	(90,771)
Accounts payable	112,134	72,053
Customer deposits	15,657	(58,736)
Accrued expenses	32,264	(24,192)
Deferred revenue	33,804	(7,710)

Net cash provided from (used in) operating activities	182,943	(1,363,786)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and space modifications	(265,867)	(27,477)
Patent filing expense	(2,609)	(18,796)
Net cash (used in) investing activities	(268,476)	(46,273)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loans	(1,341,059)	(45,964)
Proceeds from refinancing term loan	1,350,000	—
Cost of refinancing term loan	(18,157)	—
Proceeds from Paycheck Protection loan	471,347	465,097

Net cash provided from (used in) financing activities	462,131	419,133

NET INCREASE (DECREASE) IN CASH	376,598	(990,926)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,195,070	3,185,996

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,571,668	$2,195,070

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$50,458	$55,045